UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2021

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STEELCASE INC.

(Exact name of registrant as specified in its charter)

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Michigan	1-13873	38-0819050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 44th Street SE

Grand Rapids, Michigan 49508

(Address of Principal Executive Offices) (Zip Code)

(616) 247-2710

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On October 27, 2021, Steelcase Inc. issued a press release announcing its acquisition of Viccarbe Habitat, S.L. ("Viccarbe"), a Spanish designer of contemporary furniture for high-performance collaborative and social spaces. A copy of the press release announcing the acquisition is included as Exhibit 99.1 and incorporated herein by reference.

The transaction involves the acquisition of all the outstanding capital stock of Viccarbe in an all-cash transaction for €30 million (or approximately $35 million) less an adjustment for working capital, with an additional consideration of up to €19 million payable to the sellers over five years based on the achievement of certain performance targets, milestones and continued employment. Steelcase funded the acquisition using cash on hand. Viccarbe reported revenue of approximately €14.5 million over the trailing twelve months through September 2021.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS.

Exhibit Number	Description

99.1	Steelcase Inc. Press Release dated October 27, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

Date: October 27, 2021	By:	/s/ Robin L. Zondervan
Robin L. Zondervan
Vice President, Corporate Controller & Chief Accounting Officer